EXHIBIT 10.1

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) by and between Markel Corporation, a Virginia corporation (the “Company”), and Richard R. Whitt, III (the “Executive” and, together with the Company, the “Parties”), is entered into on August 18, 2022 (the “Amendment Effective Date”).
WHEREAS, the Company and Executive are parties to that certain Amended and Restated Executive Employment Agreement (the “Agreement”) dated as of October 1, 2021;
WHEREAS, the Parties now wish to amend the Agreement;
NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties, intending to be legally bound, hereby agree as follows, effective as of the Amendment Effective Date:
1. The provisions of this Amendment shall apply notwithstanding anything in the Agreement to the contrary. On March 31, 2023 (or such earlier date as the parties may mutually agree) (the “Retirement Date”), Executive shall resign from any and all officer and director positions that Executive then holds with the Company and any of its subsidiaries and affiliates. Subject to Sections 4 and 5 of the Agreement, Executive shall remain employed by the Company as a non-officer employee after the Retirement Date through December 31, 2025 (the “Transition Period”) or such later period under terms as the Company and the Executive mutually agree. During the Transition Period, Executive shall provide consulting and advisory services to the Company, including (without limitation) continuing service and support to the Company in the event of any litigation against or involving the Company, its subsidiaries, or any directors, officers, or employees thereof, and perform such other services as the Company may request in order to ensure a smooth transition of his duties and responsibilities. At all times during and after his employment with the Company to the extent provided therein, Executive shall remain bound by the obligations set forth in the Agreement, including, but not limited to, those obligations set forth in Section 7 (Confidential Information; Trade Secrets; Intellectual Property) and Section 8 (Covenants). In addition, and without limiting the foregoing, during the Transition Period, Executive shall not serve on the board of directors or similar governing body of any for-profit business entity, whether in the insurance industry or otherwise, without the advance written consent of the Company. During the Transition Period, Executive shall be entitled to receive the salary and benefits set forth in Section 3 of the Agreement, albeit at a reduction to Base Salary upon the Retirement Date of 25% through December 31, 2023, at a reduction to Base Salary upon the Retirement Date of 50% from January 1, 2024 through December 31, 2024, and at a reduction to Base Salary upon the Retirement Date of 75% from January 1, 2025 through December 31, 2025. Termination of Executive’s employment at the end of the Transition Period (or such later period as the Executive and Company may have mutually agreed) shall not be deemed a termination without cause or entitle Executive to any benefits under Section 6(c) of the Agreement. For avoidance of doubt, Executive agrees and acknowledges that nothing in this Amendment, including the reduction in his Base Salary or change in his position and duties and responsibilities for periods on or after the Retirement Date, constitutes Good Reason for purposes of Section 6 of the Agreement.
2. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Agreement. This Amendment may be executed in two or more counterparts each of which shall be legally binding and enforceable.
3. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in the Agreement shall include the terms contained in this Amendment.
IN WITNESS WHEREOF, the Parties hereto have executed this Amendment effective as of the Amendment Effective Date.

Executive:	For the Company:

/s/ Richard R. Whitt, III	/s/ Thomas S. Gayner
Signature	Name: Thomas S. Gayner

Richard R. Whitt, III	Title: Co-Chief Executive Officer
Printed Name

August 18, 2022
Date